EXHIBIT 23(G)(VII) UNDER FORM N-1A
                                           EXHIBIT 10(G) UNDER ITEM 601/REG. S-K

                                   SCHEDULE I

                              SPECIFIED COUNTRIES



                  See attached Global Custody Network Document

SECURITIES
SERVICING             CUSTODY SERVICES             GLOBAL NETWORK MANAGEMENT
                                                   New York
                                                   June 23, 2006

GLOBAL CUSTODY NETWORK

The Bank of New York's network of subcustodians extends to 101 markets worldwide. We continually review our network to ensure that it reflects the changing global investment decisions of our clients. Our dedicated, regional network management team monitors local economic, political, regulatory and industry-related events and keeps clients apprised of changes in the investment climate of each market through NetInfo{reg-trade-mark}, our daily news service.

Banks are selected for the network based on a variety of criteria, such as compliance with worldwide regulatory requirements, competitive pricing, general market reputation, SWIFT message capabilities, securities lending support, credit ratings, overall banking relationship with The Bank of New York, and ability to consistently meet our clients' needs. Each bank must meet a set of stringent performance standards prior to selection, which are reexamined during quarterly reviews and frequent on-site visits, ensuring that our clients are uniformly provided with the best subcustodian in each market.

Our list of subcustodians is as follows:

COUNTRY/MARKET              SUBCUSTODIAN(S)
Argentina                   Citibank, N.A.
Australia                   National Australia Bank Ltd
Austria                     Bank Austria Creditanstalt A.G.
Bahrain                     HSBC Bank Middle East
Bangladesh                  HSBC
Belgium                     ING Belgium SA/NV
Benin                       Societe Generale de Banques en Cote d'Ivoire
Bermuda                     Butterfield Trust Bermuda Limited
Botswana                    Barclays Bank of Botswana Ltd.
Brazil                      Citibank N.A
COUNTRY/MARKET              SUBCUSTODIAN(S)
Bulgaria                    ING Bank N.V.
Burkina Faso                Societe Generale de Banques en Cote d'Ivoire
Canada                      Royal Bank of Canada
Cayman Islands              The Bank of New York
Channel Islands             The Bank of New York
Chile                       Citibank N.A.
China Shanghai              HSBC
China Shenzhen              HSBC
Colombia                    Cititrust Colombia S.A.
Costa Rica                  Banco BCT
Croatia                     Privredna banka Zegreb d.d.
Cyprus                      Bank of Cyprus Public Company Ltd.
Czech Republic              ING Bank N.V. Prague
Denmark                     Danske Bank
Ecuador                     Banco de la Produccion S.A.
Egypt                       Citibank,N.A.
Estonia                     Hansabank Limited
Euromarket                  Clearstream Banking Luxembourg
Euromarket                  Euroclear Bank
Finland                     Nordea Bank Finland plc
France                      BNP Paribas Securities Services/Credit Agricole Investor Services Bank
Germany                     BHF-BANK AG
Ghana                       Societe Generale de Banques en Cote d'Ivoire
Greece                      BNP Paribas Securities Services
Guinea Bissau               Societe Generale de Banques en Cote d'Ivoire
Hong Kong                   HSBC
Hungary                     HVB Bank Hungary Rt./
                            ING Bank (Hungary) Rt.
Iceland                     Landsbani Islands
India                       HSBC
Indonesia                   HSBC
Ireland                     The Bank of New York
Israel                      Bank Leimi LE-Israel B.M.
Italy                       Banca Intesa
Ivory Coast                 Societe Generale de Banques en Cote d'Ivoire
COUNTRY/MARKET              SUBCUSTODIAN(S)
Jamaica                     FirstCaribbean International Securities Limited
Japan                       The Bank of Tokyo-Mitsubishi Ltd/Mizuho Corporate Bank, Ltd.
Jordan                      HSBC Bank Middle East
Kazakhstan                  HSBC
Kenya                       Barclays Bank of Kenya Ltd
Latvia                      Hansabanka Limited
Lebanon                     HSBC Bank Middle East
Lithuania                   Vilniaus Bankas
Luxembourg                  Banque et Caisse e'Epargne de l'Etat
Malaysia                    HongKong Bank Malaysia Berhad
Mali                        Societe Generale de Banques en Cote d'Ivoire
Malta                       HSBC Bank Malta p.l.c.
Mauritius                   HSBC
Mexico                      Banco Nacional de Mexico
Morocco                     Attijariwafa Bank
Namibia                     Standard Bank Namibia Ltd
Netherlands                 ING Bank
New Zealand                 National Australia Bank
Niger                       Societe Generale de Banques en Cote d'Ivoire
Nigeria                     Stanbic Bank Nigeria
Norway                      DnB NOR Bank ASA
Oman                        HSBC Bank Middle East
Pakistan                    Standard Chartered Bank
Palestinian Autonomous Area HSBC Bank Middle East
Peru                        Citibank de Peru
Philippines                 HSBC
Poland                      ING Bank Slaski
Portugal                    Banco Comercial Portugues
Qatar                       HSBC Bank Middle East
Romania                     ING Bank Bucharest
Russia                      Vnestorgbank (Min Fin Bonds only)/ING Bank (Eurasia)
Senegal                     Societe Generale de Banques en Cote d'Ivoire
Singapore                   United Overseas Bank Limited/DBS Bank Ltd.
Slovak Republic             Ceskoslovenska Obchodni Banka, a.s./ING Bank N.V., pobocka zahranicnej banky

COUNTRY/MARKET       SUBCUSTODIAN(S)
Slovenia             Bank Austria Creditanstalt d.d. Ljubljana
South Africa         Standard Bank of South Africa Limited
South Korea          HSBC
Spain                Banco Bilbao Vizcaya Argentaria S.A./Santander Investment Services, S.A.
Sri Lanka            HSBC
Swaziland            Standard Bank Swaziland Limited
Sweden               Skandinaviska Enskilda Banken
Switzerland          Credit Suisse, Zurich
Taiwan               HSBC
Thailand             HSBC/Bangkok Bank Public Company Limited
Togo                 Societe Generale de Banques en Cote d'Ivoire
Trinidad & Tobago    Republic Bank Limited
Tunisia              Banque Internationale Arabe de Tunisie
Turkey               Turkye Garante Bankasi A.S.
Ukraine              ING Bank Ukraine
United Arab Emirates HSBC Bank Middle East
United Kingdom       The Bank of New York/ JPMorgan Chase Bank NA (Depository and Clearing Centre)
United States        The Bank of New York
Uruguay              BankBoston, N.A.
Venezuela            Citibank, N.A.
Vietnam              HSBC
Zambia               Barclays Bank of Zambia Ltd.
Zambabwe             Barclays Bank of Zimbabwe Ltd.

For more information about our sub-custodian network, please contact:

NEW YORK
Timothy Faselt, Managing Director
Global Network Management at 1 718 315 2020

Boakye Agyarko, Regional Manager
Americas, at 1 718 315 2017

SINGAPORE
Karen Quek, Regional Manager
Asia/Pacific, at 656 432 0232

BRUSSELS
Beatriz Molina, Regional Manager, Europe,
Middle East and Africa, at 32 2 545 4282